EXECUTION COPY

AMENDMENT TO COOPERATION AGREEMENT

This AMENDMENT TO COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of January 14, 2022, by and among Cedar Realty Trust, Inc., a Maryland corporation (the “Company”) and the entities and individuals set forth on the signatures pages hereto (collectively with each of their respective Affiliates, the “Investor Group”). The Company and the Investor Group are each herein referred to as a “party” and collectively, the “parties.”

WHEREAS, on April 28, 2021, the parties entered into that certain Cooperation Agreement (the “Original Cooperation Agreement”); and

WHEREAS, the parties have determined to amend the Original Cooperation Agreement with respect to the deadline for the Company to hold the 2022 Annual Meeting of Stockholders.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Amendment to Board Composition and Related Matters. The last sentence of Section 1(n) of the Original Cooperation Agreement is hereby deleted in its entirety and replaced with the following:

“The Company shall hold the 2022 Annual Meeting of Stockholders no later than November 30, 2022.”

2. Remainder of Agreement. Except as expressly provided in this Agreement, the Original Cooperation Agreement, as amended hereby, remains in full force and effect.

3. Effectiveness. This Agreement shall be deemed effective upon the execution of this Agreement by the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce Schanzer
Name:	Bruce Schanzer
Title:	President and Chief Executive Officer

INVESTOR GROUP:

Ewing Morris-RE LP

By:	Ewing Morris & Co. Investment Partners Ltd.
Investment Manager

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Co-President and Chief Executive Officer

Ewing Morris-RE GP Inc.

By:	Ewing Morris GenPar Holdings Ltd.
Sole Stockholder

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Director

Ewing Morris Opportunities Fund LP

By:	Ewing Morris & Co. Investment Partners Ltd.
Investment Manager

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Co-President and Chief Executive Officer

Ewing Morris Opportunities GenPar Ltd.

By:	Ewing Morris GenPar Holdings Ltd.
Sole Stockholder

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Director

Ewing Morris Small Cap Fund LP

By:	Ewing Morris & Co. Investment Partners Ltd.
Investment Manager

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Co-President and Chief Executive Officer

Ewing Morris Small Cap GenPar Ltd.

By:	Ewing Morris GenPar Holdings Ltd.
Sole Stockholder

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Director

Broadview Dark Horse LP

By:	Ewing Morris & Co. Investment Partners Ltd.
Investment Manager

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Co-President and Chief Executive Officer

Broadview Dark Horse GP Inc.

By:	Ewing Morris GenPar Holdings Ltd.
Sole Stockholder

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Director

Ewing Morris GenPar Holdings Ltd.

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Director

Ewing Morris & Co. Investment Partners Ltd.

By:	/s/ Darcy Morris
	Name:	Darcy Morris
	Title:	Co-President and Chief Executive Officer

/s/ John Ewing
JOHN EWING

/s/ Darcy Morris
DARCY MORRIS